Exhibit 99.1

Moelis & Company Reports First Quarter 2019 Financial Results;

Quarterly Dividend of $0.50 Per Share

•	First quarter revenues of $137.8 million, down 37% from a record first quarter of 2018
•	GAAP net income of $0.25 per share (diluted) for the first quarter of 2019; Adjusted net income of $0.27 per share (diluted) for the first quarter, including a $0.13 per share tax benefit
•	Continued to execute on organic growth strategy
―	Hired Managing Director focused on data analytics, automation, machine learning and artificial intelligence
―	Ended the period with 130 Managing Directors
•	Strong balance sheet with cash and short term investments of $78.4 million and no debt or goodwill
•	Declared quarterly dividend of $0.50 per share

NEW YORK, April 30, 2019 – Moelis & Company (NYSE: MC) today reported financial results for the first quarter ended March 31, 2019.  The Firm’s revenues of $137.8 million decreased 37% over the prior year period.  The Firm reported first quarter 2019 GAAP net income of $16.2 million, or $0.25 per share (diluted) compared with $54.0 million or $0.75 per share (diluted) in the prior year period.  On an Adjusted basis, the Firm reported net income of $18.2 million or $0.27 per share (diluted) for the first quarter of 2019, which compares with $55.8 million of net income or $0.84 per share (diluted) in the prior year period.   GAAP and Adjusted net income in the first quarter of 2018 include tax benefits of $0.18 per share and $0.19 per share, respectively, related to the settlement of share based awards. GAAP and Adjusted net income in the first quarter of 2019 include tax benefits of $0.12 per share and $0.13 per share, respectively, related to the settlement of share based awards.

“Compared to a record first quarter of 2018, our first quarter 2019 financial results included fewer transaction completions.  While deal completions and announcements started off slower than expected in the beginning of the year, we have seen a recent acceleration of activity across all products and our bankers remain very busy.  The fundamentals of our Firm and the key drivers of M&A remain strong.  We continue to execute on our long term strategy of strengthening our franchise by hiring and developing great talent and delivering exceptional advice to our clients,” said Ken Moelis, Chairman and Chief Executive Officer.

The Firm’s revenues and net income can fluctuate materially depending on the number, size and timing of completed transactions on which it advised as well as other factors.  Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Currently 78% of the operating partnership (Moelis & Company Group LP) is owned by the corporate partner (Moelis & Company) and is subject to corporate U.S. federal and state income tax. The remaining 22% is owned by other partners of Moelis & Company Group LP and is primarily subject to U.S. federal tax at the partner level (certain state and local and foreign income taxes are incurred at the company level). The Adjusted results included herein remove the impact of compensation expenses specifically related to the Firm’s IPO awards, and apply the corporate tax rate to all earnings under the assumption that 100% of the Firm’s first quarter 2019 income was taxed at our corporate effective tax rate.  We believe the Adjusted results, when presented together with comparable GAAP results, are useful to investors to compare our performance across periods and to better understand our operating results. A reconciliation between our GAAP results and our Adjusted results is presented in the Appendix to this press release.

GAAP and Adjusted (non-GAAP) Selected Financial Data (Unaudited)

	US. GAAP			Adjusted (non-GAAP)*
	Three Months Ended March 31,
($ in thousands except per share data)	2019	2018	2019 vs. 2018 Variance	2019	2018	2019 vs. 2018 Variance

Revenues	$137,783	$219,418	-37%	$137,783	$219,418	-37%
Income (loss) before income taxes	11,719	56,544	-79%	12,615	57,554	-78%
Provision for income taxes	(4,458)	2,563	N/M	(5,557)	1,743	N/M
Net income (loss)	16,177	53,981	-70%	18,172	55,811	-67%

Net income (loss) attributable to noncontrolling interests	2,607	20,656	-87%	-	-	N/M
Net income (loss) attributable to Moelis & Company	$13,570	$33,325	-59%	$18,172	$55,811	-67%
Diluted earnings per share	$0.25	$0.75	-67%	$0.27	$0.84	-68%

N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Revenues

We earned revenues of $137.8 million in the first quarter of 2019, as compared with $219.4 million in the prior year period, representing a decrease of 37%.  The decrease was primarily driven by fewer transaction completions, compared with a record first quarter of 2018.  This compares with an 18% decrease in the number of global completed M&A transactions in the same period1.

[1]	Source: Thomson Financial as of April 3, 2019; includes all transactions greater than $100 million in value

We continued to execute on our strategy of organic growth.  During the first quarter, we hired a Managing Director to expand the Firm’s data analytics initiative.

Expenses

The following tables set forth information relating to the Firm’s operating expenses.

	US. GAAP			Adjusted (non-GAAP)*
	Three Months Ended March 31,
($ in thousands)	2019	2018	2019 vs. 2018 Variance	2019	2018	2019 vs. 2018 Variance
Expenses:
Compensation and benefits	$90,161	$127,177	-29%	$89,265	$126,167	-29%
% of revenues	65.4%	58.0%		64.8%	57.5%
Non-compensation expenses	$37,993	$37,172	2%	$37,993	$37,172	2%
% of revenues	27.6%	16.9%		27.6%	16.9%
Total operating expenses	$128,154	$164,349	-22%	$127,258	$163,339	-22%
% of revenues	93.0%	74.9%		92.4%	74.4%

* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Total operating expenses on a GAAP basis were $128.2 million for the first quarter of 2019.  On an Adjusted basis, operating expenses were $127.3 million for the first quarter of 2019 as compared with $163.3 million in the prior year period.  The decrease in operating expenses was associated with a decline in revenues, which drove decreased compensation and benefits expenses in the current year period.

Compensation and benefits expenses on a GAAP basis were $90.2 million in the first quarter of 2019.  Adjusted compensation and benefits expenses (which exclude the amortization of IPO awards for the reported periods) were $89.3 million for the first quarter of 2019, as compared with $126.2 million in the prior year period.  The Adjusted compensation and benefits ratio for the current quarter was 64.8%.

Non-compensation expenses on a GAAP and Adjusted basis were $38.0 million for the first quarter of 2019 as compared with $37.2 million for the prior year period. Our non-compensation expense ratio increased from 16.9% in the prior year period to 27.6% in the current period due to a substantial decline in revenues.

Provision for Income Taxes

The corporate partner (Moelis & Company) currently owns 78% of the operating partnership (Moelis & Company Group LP) and is subject to corporate U.S. federal and state income tax.  Income on the remaining 22% continues to be subject to New York City unincorporated business tax and certain foreign income taxes and is accounted for at the partner level through the non-controlling interests line item.  For Adjusted purposes, we have assumed that 100% of the Firm’s first quarter 2019 income was taxed at our corporate tax rate of 25.3%, together with a tax benefit of approximately $8.7 million from the delivery of equity-based compensation at a price above the grant date price. A net tax benefit of approximately $5.5 million was the result of a modest pre-tax income.

Capital Management and Balance Sheet

On April 29, 2019, the Board of Directors of Moelis & Company declared a quarterly dividend of $0.50 per share, which will be paid on June 25, 2019 to common stockholders of record on May 10, 2019.

Moelis & Company continues to maintain a strong financial position, and as of March 31, 2019, held cash and liquid investments of $78.4 million and had no debt or goodwill.

During the first quarter of 2019, we repurchased 94,726 shares of our common stock for a total cost of $3.5 million. In addition, during the first quarter of 2019, we repurchased 522,070 restricted stock units for $23.5 million to settle tax liabilities.

Earnings Call

We will host a conference call beginning at 5:00pm ET on Tuesday, April 30, 2019, accessible via telephone and the internet.  Ken Moelis, Chairman and Chief Executive Officer, and Joe Simon, Chief Financial Officer, will review our first quarter 2019 financial results. Following the review, there will be a question and answer session.

Investors and analysts may participate in the live conference call by dialing 1-877-510-3938 (domestic) or 1-412-902-4137 (international) and referencing the Moelis & Company First Quarter 2019 Earnings Call.  Please dial in 15 minutes before the conference call begins. The conference call will also be accessible as a listen-only audio webcast through the Investor Relations section of the Moelis & Company website at www.moelis.com.

For those unable to listen to the live broadcast, a replay of the call will be available for one month via telephone starting approximately one hour after the live call ends. The replay can be accessed at 1-877-344-7529 (domestic) or 1-412-317-0088 (international); the conference number is 10130225.

About Moelis & Company

Moelis & Company is a leading global independent investment bank that provides innovative strategic advice and solutions to a diverse client base, including corporations, governments and financial sponsors.  The Firm assists its clients in achieving their strategic goals by offering comprehensive integrated financial advisory services across all major industry sectors.  Moelis & Company’s experienced professionals advise clients on their most critical decisions, including mergers and acquisitions, recapitalizations and restructurings, capital markets transactions, and other corporate finance matters.  The Firm serves its clients from 19 geographic locations in North and South America, Europe, the Middle East, Asia and Australia.  For further information, please visit: www.moelis.com or follow us on Twitter @Moelis.

Forward-Looking Statements

This press release contains forward-looking statements, which reflect the Firm’s current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “target,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. For a further discussion of such factors, you should read the Firm’s filings with the Securities and Exchange Commission. The Firm undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Adjusted results are a non-GAAP measure which better reflect management’s view of operating results.  We believe that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable GAAP measures, are useful to investors to understand the Firm’s operating results by removing the significant accounting impact of one-time charges associated with the Firm’s IPO and assuming all Class A partnership units have been exchanged into Class A common stock.  These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation of GAAP results to Adjusted results is presented in the Appendix.

Contacts

Investor Contact:	MediaContact:
Michele Miyakawa	Andrea Hurst
Moelis & Company	Moelis & Company
t: + 1 310 443 2344	t: + 1 212 883 3666
michele.miyakawa@moelis.com	m: +1 347 583 9705
andrea.hurst@moelis.com

Appendix

GAAP Consolidated Statement of Operations (Unaudited)

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information (Unaudited)

Moelis & Company

GAAP Consolidated Statement of Operations

Unaudited

(dollars in thousands, except for share and per share data)

	Three Months Ended March 31,
	2019	2018
Revenues	$137,783	$219,418

Expenses
Compensation and benefits	90,161	127,177
Occupancy	4,819	4,583
Professional fees	5,179	5,684
Communication, technology and information services	7,962	7,133
Travel and related expenses	11,497	11,560
Depreciation and amortization	1,155	1,055
Other expenses	7,381	7,157
Total expenses	128,154	164,349

Operating income (loss)	9,629	55,069
Other income (expenses)	1,377	587
Income (loss) from equity method investments	713	888
Income (loss) before income taxes	11,719	56,544
Provision for income taxes	(4,458)	2,563
Net income (loss)	16,177	53,981
Net income (loss) attributable to noncontrolling interests	2,607	20,656
Net income (loss) attributable to Moelis & Company	$13,570	$33,325
Weighted-average shares of Class A common stock outstanding
Basic	48,309,358	36,169,566
Diluted	55,108,335	44,596,534
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.28	$0.92
Diluted	$0.25	$0.75

A-1

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended March 31, 2019
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)
Compensation and benefits	$90,161	$(896)	(a)	$89,265

Income (loss) before income taxes	11,719	896		12,615
Provision for income taxes	(4,458)	(1,099)	(b)	(5,557)
Net income (loss)	16,177	1,995		18,172

Net income (loss) attributable to noncontrolling interests	2,607	(2,607)		-
Net income (loss) attributable to Moelis & Company	$13,570	$4,602		$18,172

Weighted-average shares of Class A common stock outstanding
Basic	48,309,358	13,053,465	(c)	61,362,823
Diluted	55,108,335	13,053,465	(c)	68,161,800
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.28			$0.30
Diluted	$0.25			$0.27

(a)

Expense associated with the amortization of Restricted Stock Units (“RSUs”) and stock options granted in connection with the IPO.  In accordance with GAAP, amortization expense of RSUs and stock options granted in connection with the IPO will be recognized over the five year vesting period; we will continue to adjust for this expense due to the one-time nature of the grant.

(b)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. Our tax provision includes an excess tax benefit related to the settlement of share-based awards of $8.7 million; excluding such discrete benefit, our effective tax rate for the period presented would have been 25.3%.

(c)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

A-2

	Three Months Ended March 31, 2018
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)
Compensation and benefits	$127,177	$(1,010)	(a)	$126,167

Income (loss) before income taxes	56,544	1,010		57,554
Provision for income taxes	2,563	(820)	(b)	1,743
Net income (loss)	53,981	1,830		55,811

Net income (loss) attributable to noncontrolling interests	20,656	(20,656)		-
Net income (loss) attributable to Moelis & Company	$33,325	$22,486		$55,811

Weighted-average shares of Class A common stock outstanding
Basic	36,169,566	21,727,395	(c)	57,896,961
Diluted	44,596,534	21,727,395	(c)	66,323,929
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.92			$0.96
Diluted	$0.75			$0.84

(a)

Expense associated with the amortization of RSUs and stock options granted in connection with the IPO.  In accordance with GAAP, amortization expense of RSUs and stock options granted in connection with the IPO will be recognized over the five year vesting period; we will continue to adjust for this expense due to the one-time nature of the grant.

(b)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate of 3.0% for the period stated, which includes the excess tax benefit related to the settlement of share-based awards of $12.8 million. Excluding such discrete benefit, our effective tax rate for the period presented would have been 25.2%.

(c)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

A-3